UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 6, 2017

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On December 6, 2017, PVH Corp. (the "Company") issued a press release to announce that it has commenced an offer to sell €500 million principal amount of senior notes due 2027 (the "New Notes"). The New Notes are being offered in a private offering to qualified institutional buyers in the U.S. pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. The New Notes will not be registered under the Securities Act, or the securities laws of any state, and may not be offered or sold in the U.S. without registration or an applicable exemption from the registration requirements. Completion of the offering is subject to market and other conditions.
In connection with this announcement, the Company delivered a Conditional Notice of Redemption to holders of its outstanding 4.50% senior notes due December 15, 2022 (the "2022 Notes"). The Company intends to use the net proceeds from the offering of the New Notes, together with borrowings under its revolving credit facility and cash on hand, to fund the redemption of all of the 2022 Notes. The redemption is conditioned on the completion of the offering of the New Notes in an aggregate principal amount of at least €500 million.
A copy of this press release is attached as Exhibit 99.1 to this report.
Item 9.01    Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No.     Description of Exhibit
99.1 Press Release issued by PVH Corp. on December 6, 2017.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Executive Vice President

Date: December 6, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by PVH Corp. on December 6, 2017.